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                                                                    Exhibit 3.23


                   CERTIFICATE OF INDIANA LIMITED PARTNERSHIP
                                       OF
                           EMMIS INDIANA RADIO, L. P.


         Pursuant to the provisions of the Indiana Revised Uniform Limited Partnership Act, IC 23-16, et seq., the undersigned general partner hereby signs and files this certificate of limited partnership on behalf of the above-named limited partnership:

1.       The name of the limited partnership is:

                           EMMIS INDIANA RADIO, L. P.

2. The address of the office at which the records required by IC 23-16-2-3(a) are to be kept is:

                           950 North Meridian Street, Suite 1200
                           Indianapolis, Indiana 46204

3.       The name and Indiana business address of its registered agent is:

                           David L. Wills
                           2700 First Indiana Plaza
                           135 N. Pennsylvania Street
                           Indianapolis, Indiana 46204

4.       The name and business address of the general partner is:

                           Emmis Broadcasting Corporation
                           950 North Meridian Street, Suite 1200
                           Indianapolis, Indiana 46204

5.       This certificate is effective on March 1, 1998.

6. The latest date upon which the limited partnership is to dissolve is December 31, 2047.

         Executed by the general partner as of the 16th day of February, 1998.

                                 EMMIS BROADCASTING CORPORATION
                                 General Partner

                                 By:  /s/ Norman H. Gurwitz
                                     -------------------------------------------
                                     Norman H. Gurwitz, Executive Vice President
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               AMENDED CERTIFICATE OF INDIANA LIMITED PARTNERSHIP
                                       OF
                            EMMIS INDIANA RADIO, L.P.


         Pursuant to the provisions of the Indiana Revised Uniform Limited Partnership Act, IC 23-16, the undersigned general partner hereby amends the Certificate of Limited Partnership as follows:

1.       The name of the limited partnership is Emmis Indiana Radio, L.P.

2.       The initial Certificate of Limited Partnership was filed on March 1,
         1998.

3. The Certificate of Limited Partnership is amended to reflect the change of the name of the Limited Partnership as follows:

         "The name of the Limited Partnership is: Emmis Indiana Broadcasting, L.P."

4. The latest date upon which the limited partnership is to dissolve shall remain December 31, 2047.

5. The name and address of the registered agent for the Limited Partnership shall remain David L. Wills, 2700 First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana 46204.

6. This amendment of Certificate of Limited Partnership is effective on the filing date.

         Dated: June 10, 1998

                                                Emmis Broadcasting Corporation,
                                                General Partner


                                                By: /s/ Norman H. Gurwitz
                                                   --------------------------
                                                    Norman H. Gurwitz, Secretary